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                                                                    Exhibit 10.1

                      "Confidential Treatment Requested.
     The redacted material has been separately filed with the Commission."

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Note:  Material in the text replaced with an [*] indicates confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

                                SUPPLY AGREEMENT
                                PHOTOWORKS/KODAK

This agreement ("Agreement"), made and effective as of 01 November 2000 (the "Effective Date"), is between Eastman Kodak Company ("Kodak") having a place of business at 343 State Street, Rochester, New York 14560 and PhotoWorks, Inc. ("PhotoWorks"), having a place of business at 1240 16th Avenue West, Seattle, Washington, 98119, for the sale and purchase of certain Kodak products.

TERM. The term of this Agreement shall be for either: (1) a period of 24 months, commencing on the Effective Date and ending 01 November 2002, or (2) until PhotoWorks purchases [ * ] of Kodak Paper (as defined below) from Kodak, which ever event occurs later, but in no event shall the term of this Agreement be greater than a period of 36 months, commencing on the Effective Date and ending 01 November 2003. Thereafter, this Agreement may be renewed upon the mutual agreement of both parties.

PRODUCTS. Kodak shall supply the following Kodak products throughout the term of this Agreement on the terms and conditions set forth in this Agreement: KODAK EKTACOLOR Edge Paper or its equivalent, and Kodak finished roll products as listed in the current "Finishing Supply Catalog" (collectively, "Kodak Paper"); and KODAK EKTACOLOR Paper chemicals and KODAK FLEXICOLOR Film chemicals (collectively, "Kodak Chemicals") (Kodak Paper and Kodak Chemicals are collectively, "Products").

VOLUME. During the term of this Agreement, PhotoWorks agrees to purchase from Kodak a [ * ] of Kodak Paper according to the "Terms" listed above. Pricing assumes the purchase volume of [ * ] of Kodak Paper. If PhotoWorks purchases [
* ], Kodak has the right to renegotiate this Agreement.

PRICING. (a) The price of KODAK EKTACOLOR Edge Paper and finished roll products (as listed in the current "Finishing Supply Catalog") will be an effective net price of [ * ]. (b) The price of KODAK EKTACOLOR Paper chemicals and KODAK FLEXICOLOR Film chemicals will be at effective net prices of [ * ].

NEW KODAK PRODUCTS. As defined herein, Products does not include any new photographic paper products (other than Edge generation changes) or chemical products, which are introduced by Kodak during the term of this Agreement. In the event that new photographic paper or chemical products are introduced during the term of this Agreement, pricing for those new products will be determined based on market prices for those products at the time of introduction.

PAYMENT TERMS.  Payment terms will be [ * ].

                      "Confidential Treatment Requested.
     The redacted material has been separately filed with the Commission."

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INVOICE.  Kodak will invoice PhotoWorks at the catalog prices for all Product purchases and rebate by the 10th of the following month, to achieve the quoted effective net prices. Payment must be made to Kodak within the payment terms period to realize the effective net prices. The rebate will be calculated by the formula: (a) Paper Rebate = [ * ]; (b) Chemical Rebate = [ * ].

ACCRUAL FUND. Kodak will provide a [ * ] accrual on [ * ] of Kodak Paper purchased by PhotoWorks (the "Accrual Fund") during the term of this Agreement. The Accrual Fund can be applied to equipment and/or marketing programs and promotions made available to PhotoWorks by Kodak at PhotoWorks election. Any balance remaining in the Accrual Fund will be [ * ]. This refund will be in the form of a credit. At the expiration of this Agreement, PhotoWorks will have the option to request and receive any remaining rebate or unused credits in a cash payment.

GROWTH FUND. Kodak will provide a [ * ] of KODAK EKTACOLOR Edge Paper to PhotoWorks for growth performance (the "Growth Fund"):

For every purchase by PhotoWorks of [ * ] of KODAK EKTACOLOR Edge Paper, up to [
* ] Kodak will provide a [ * ]. Kodak will ship the paper bonus during the month following each [ * ] purchased. Volume to reach Growth Fund goals will be based on purchased KODAK EKTACOLOR Edge paper only.

PRODUCT DIVERSION. PhotoWorks will obtain [ * ] for Products purchased under this Agreement solely from Kodak and [ * ] through Kodak's authorized distribution centers in the United States. All Products purchased or provided through the Growth Fund under this Agreement will be used by PhotoWorks in the ordinary course of its own business and shall not be re-sold to other retailers, wholesalers or photofinishers.

GENERAL. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York. (b) The terms of this Agreement will be held in confidence by both parties except to the extent required by law. (c) All notices and other communications required or permitted under this Agreement must be in writing. (d) This Agreement or any right hereunder may not be assigned or transferred, in whole or in part, by either party without the prior written consent of the other party. (e) If one or more provisions of this Agreement is held invalid, illegal or unenforceable, the remaining provisions shall not in any way be affected or impaired thereby. (f) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all previous discussions, representations, understandings, and agreements, including, but not limited to, the Agreement dated 13 May 1997 and may not be modified or supplemented except by a written agreement signed by both parties.


Accepted and agreed:
EASTMAN KODAK COMPANY                       PHOTOWORKS, INC.

By: /s/ Joseph DiLiberto                    By: /s/ Mickey Lass
Title: GM & VP Photo Specialty              Title: V.P. Ops